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								  EXHIBIT 10.1

			   Charming Shoppes, Inc.
			    Employment Agreement


	This EMPLOYMENT AGREEMENT is made, entered into, and is effective as of this 12th day of October 1999 (herein referred to as the "Effective Date"), by and between Charming Shoppes, Inc. (hereinafter referred to as the "Company"), a Pennsylvania corporation having its principal offices in Bensalem, Pennsylvania and Dorrit J. Bern (hereinafter referred to as the "Executive").

	WHEREAS, the Executive is presently employed by the Company in the capacity of President and Chief Executive Officer, and as a member of the Board of Directors of the Company;

	WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations; and

	WHEREAS, the Company recognized that the Executive's contribution has been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company; and

	WHEREAS, the Company is desirous of assuring the continued employment of the Executive in the above stated capacity, and the Executive is desirous of such assurance.

	NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Term of Employment

	(a) The Company hereby agrees to employ the Executive and the Executive hereby agrees to continue to serve the Company in accordance with the terms and conditions set forth herein, for an initial term, commencing as of the Effective Date of this Agreement and ending on December 31, 2004; subject however, to earlier termination as expressly provided herein.

	(b) The initial term of employment automatically shall be extended for one (1) additional year at the end of the initial term, and then again after each successive year thereafter (the initial term, as extended hereunder, the "Term"). However, either party may terminate this Agreement at the end of the Term, by giving the other party written notice of intent not to renew, delivered at least three (3) months prior to the end of such initial term or successive term.

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	(c)  In the event such notice of intent not to renew is properly delivered, this Agreement, along with all corresponding rights, duties, and covenants, automatically shall expire at the end of the Term then in progress, with the exception of the provisions contained in Section 12 herein, which shall survive such expiration.

	(d) However, regardless of the above, if at any time during the Term, a Change in Control of the Company occurs, then this Agreement shall become immediately irrevocable for the longer of:

	(i) two (2) years beyond the month in which the effective date of such Change in Control occurs; or

	(ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits provided hereunder have been paid.

Section 2. Definitions

	2.1  "Agreement" means this Employment Agreement for Dorrit J. Bern.

	2.2 "Annual Bonus" means the annual bonus paid to the Executive pursuant to Section 5.2 herein.

	2.3 "Award Agreement" means an agreement entered into by the Company and the Executive, which specifies the terms and conditions of an equity grant (i.e., an Option grant or restricted stock grant).

	2.4 "Base Salary" means the salary of record paid to the Executive as annual salary, pursuant to Section 5.1 herein, excluding amounts received under incentive or other bonus plans, whether or not deferred.

	2.5 "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act.

	2.6 "Beneficiary" means the persons or entities designated or deemed designated by the Executive pursuant to Section 13.6 herein.

	2.7 "Board" or "Board of Directors" means the Board of Directors of the Company.

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	2.8  "Cause" means the Executive's:

	(a) Willful and continued neglect, refusal or failure to substantially perform her duties with the Company (other than any such failure resulting from Disability or occurring after issuance by the Executive of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Company believes that the Executive has willfully failed to substantially perform her duties, and after the Executive has failed to resume substantial performance of her duties on a continuous basis within ten (10) calendar days of receiving such demand;

	(b)  Conviction of a felony involving a crime of moral turpitude; or

	(c) Willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

	For purposes of determining Cause, no act or omission by the Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act based upon: (a) authority given pursuant to a resolution duly adopted by the Board, or (b) advice of counsel for the Company, shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company.

	2.9 "Change in Control" or "CIC" of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

	(a) Any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security and immediately after such acquisition such Person has directly or indirectly, the Beneficial Ownership of Voting Securities representing twenty (20%) percent or more of the total voting power of all the then-outstanding Voting
	Securities; or

	(b) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or (c) of this Section) whose election by the Board of Directors or nomination of election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute two-thirds (2/3) of the Board; or

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	(c)  The shareholders of the Company approve a merger, consolidation,
	recapitalization or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), or consummation of such a Transaction if shareholder approval is not obtained, other than a Transaction which would result in the holders of Voting Securities having at least eighty (80%) percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least sixty (60%) percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

	(d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than fifty (50%) percent of the assets owned by the Company immediately prior to the transaction.

	However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change in Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership, either alone or with any Person, of less than five (5%) percent of any class of equity securities of the purchasing company that are registered under
Section 12 of the Securities Exchange Act or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

	2.10 "CIC-Severance Benefits" means the payment of severance compensation associated with a Qualifying Termination occurring subsequent to a Change in Control, as described in Section 8.3 herein, fifty percent (50%) of which is acknowledged to be consideration for Executive's performance of her obligations under Section 12.3 herein.

	2.11 "Code" means the United States Internal Revenue Code of 1986, as amended.

	2.12 "Compensation Committee" means the Compensation Committee of the Board, or any other committee appointed by the Board to perform the functions of the Compensation Committee.

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	2.13 "Company" means Charming Shoppes, Inc. a Pennsylvania
corporation (including any and all subsidiaries), or any successor thereto as provided in Article 9 herein.

	2.14 "Director" means any individual who is a member of the Board of Directors of the Company.

	2.15 "Disability" or "Disabled" means for all purposes of this Agreement, the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company.

	2.16 "Effective Date" means October 12, 1999.

	2.17 "Effective Date of Termination" means the date on which a termination occurs, including non-renewal, following the Company's notice, at the end of the initial term or the Term, which triggers the payment of Severance Benefits or CIC-Severance Benefits hereunder.

	2.18 "Executive" means Dorrit J. Bern.

	2.19 "Fair Market Value" means the value of a Share determined by the Compensation Committee or its designee.

	2.20 "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following:

	(a) Assigning to the Executive duties materially inconsistent or, during the twenty-four (24) month period following a Change in Control, inconsistent, in either case with the Executive's position (including status, titles, and reporting relationships), authority or responsibilities in effect on the Effective Date of this Agreement, or any other action by the Company which results in a diminution of the Executive's position, authority, duties, or responsibilities as constituted as of the Effective Date of this Agreement (excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof); provided, however, that the appointment of a Chief Operating Officer ("COO"), which may require a shift in some the Executive's current responsibilities to the newly elected COO, would not constitute Good Reason as it relates to a reduction or alteration in authorities, duties or responsibilities from those currently in place if the Executive participates in and consents to such hiring, which consent shall not be unreasonably withheld;

	(b) Requiring the Executive to be based in Pennsylvania or at a location which is at least fifty (50) miles farther from the Executive's current primary residence;

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	(c)  Reducing the Executive's Base Salary;

	(d) Reducing the Executive's targeted Annual Bonus award opportunities and/or the reasonable degree of probability of attainment of such annualized award opportunities under the Company's short and long-term incentive programs, based on past practice, as such opportunities exist as of the Effective Date of this Agreement;

	(e) Failing to maintain the Executive's amount of benefits under or relative level of participation in the Company's employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date of this Agreement; provided, however, that any such change that applies consistently to all executive officers of the Company or is required by applicable law shall not be deemed to constitute Good Reason;

	(f) Purportedly terminating the Executive's employment otherwise than as expressly permitted by this Agreement; or

	(g) Failing to require any successor to the Company to assume and agree to perform the Company's obligations hereunder.

	2.21 "Notice of Termination" means a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

	2.22 "Option" means a stock option granted pursuant to the Company's stock option plan.

	2.23 "Option Price" means the price at which a Share may be purchased by the Executive pursuant to an Option, as determined by the Compensation Committee.

	2.24 "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Securities Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

	2.25 "Qualifying Termination" means any of the events described in
Section 8.2 herein, the occurrence of which triggers the payment of CIC-Severance Benefits hereunder.

	2.26 "Related Party" means (a) a majority-owned subsidiary of the Company; or (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary; or
(c) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities.

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	2.27 "Retirement" means the Executive's voluntary termination of employment in a manner which qualifies the Executive to receive immediately payable retirement benefits under the Company's tax-qualified retirement plan or under the successor or replacement of such retirement plan if it is then no longer in effect. The term "Retirement" shall not mean a termination of the Executive's employment under circumstances which constitute Good Reason or that constitute an involuntary termination of the Executive's employment by the Company, whether or not the Executive would then be eligible to retire.

	2.28 "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

	2.29 "Severance Benefits" means the payment of severance compensation as provided in Sections 7.4 and 7.6 herein, and not payable due to a Change in Control of the Company, fifty percent (50%) of which is acknowledged to be consideration for Executive's performance of her duties under Section 12.3 herein.

	2.30 "Shares" mean the shares of common stock of Charming Shoppes, Inc.
	2.31 "Voting Securities" or "Voting Security" means any securities of the Company which carry the right to vote generally in the election of Directors.

Section 3. Position and Responsibilities

	During the Term, the Executive agrees to serve as President and Chief Executive Officer of the Company. In her capacity as President and Chief Executive Officer of the Company, the Executive shall report directly to the Company's Board of Directors, and shall maintain the level of duties and responsibilities as in effect as of the Effective Date, or such higher level of duties and responsibilities as she may be assigned during the Term. The Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in corporate institutions of similar size and character.

Section 4. Standard of Care

	During the Term, the Executive agrees to devote substantially her full time, attention, and energies to the Company's business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. However, subject to Section 12 herein, the Executive may serve in charitable and civic positions and as a director of those companies of which she is a director on the Effective Date and of other companies with the prior consent of the Board, which consent shall not be unreasonably withheld. The Executive covenants, warrants, and represents that she shall:

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	(a)  Devote her full and best efforts to the fulfillment of her
		employment obligations; and

	(b) Exercise the highest degree of loyalty and the highest standards of conduct in the performance of her duties.

Section 5. Compensation

	As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive the following:

	5.1 Base Salary. The Company shall pay the Executive a Base Salary in an amount which shall be established from time to time by the Board of Directors of the Company or the Board's designee; provided, however, that such Base Salary shall not be less than one million dollars ($1,000,000) per year. This Base Salary shall be paid to the Executive in equal installments throughout the year, consistent with the normal payroll practices of the Company. The Base Salary shall be reviewed at least annually following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the judgment of the Board or the Board's designee, such Base Salary should be increased based primarily on the performance of the Executive during the year and on the then current rate of inflation. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement and shall not, in any event, be decreased in any year.

	5.2 Annual Bonus. In addition to her Base Salary, the Executive shall be entitled to participate in the Company's short-term incentive program, as such program may exist from time to time, at a level commensurate with the position of President and Chief Executive Officer, as determined at the sole discretion of the Company's Compensation Committee; provided, however, that the minimum targeted short-term incentive opportunity in any one fiscal year shall be sixty (60%) percent of the Executive's Base Salary as of the beginning of each such fiscal year. The maximum pay-out shall not be less than two hundred (200%) percent of the Executive's targeted short-term incentive opportunity as of the beginning of each such fiscal year; provided, however, that the maximum pay-out will be reviewed and may be adjusted by the Compensation Committee on an annual basis.
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	5.3  Long-Term Incentives.  The Executive shall be eligible to participate in the Company's long-term incentive plan, as such shall be amended or superseded from time to time, at a level commensurate with the position of President and Chief Executive Officer, as determined in the sole discretion of the Company's Compensation Committee; provided, however, at the time of the Company's normal granting of option awards in 2000 to its executives generally, in accordance with past practice, and annually thereafter during the Term hereof, the Company shall grant to the Executive an Option to purchase a minimum of two-hundred thousand (200,000) Shares, at the stated Option Price, which is one hundred (100%) percent of the Fair Market Value of a Share on the date of grant, in the manner and subject to the terms and conditions of the Company's 1993 Employees' Stock Incentive Plan (the "Plan"), or any successor plan, and the Executive's Award Agreement, which Award Agreement shall have terms and conditions substantially similar to those set forth on Exhibit A hereto.

	5.4 Special One-Time Renewal Award. On the Effective Date of this Agreement, the Company shall grant to the Executive two hundred thousand (200,000) restricted Shares, subject to the terms and conditions of the Plans and substantially similar to those set forth in the Award Agreement attached hereto as Exhibit B. Forty thousand (40,000) Shares shall become vested on the first anniversary of the date of grant and an additional forty thousand (40,000) Shares shall vest on each succeeding anniversary of the date of grant until the fifth anniversary of the date of grant at which time all Shares shall be fully vested, in all cases subject to Executive's continued employment with the Company through the relevant anniversary; provided, however, that all restrictions shall lapse and the Shares shall become fully vested upon a Change in Control, or if the Executive resigns for Good Reason, or the Executive is terminated without Cause, and the resignation or termination is not related to a Change in Control.

	5.5 Retirement Benefits. (a) The Company shall provide to the Executive participation in all Company qualified defined benefit and defined contribution retirement plans, subject to the eligibility and participation requirements of such plans as applicable to executives of the Company generally. In addition, the Company shall provide to the Executive participation in all other nonqualified retirement programs typically offered to executives of the Company generally.

	(b) Nothing in this paragraph shall be construed as obligating the Company to refrain from changing, and/or amending the nonqualified retirement programs, so long as such changes are similarly applicable to all executives generally.

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	5.6  Employee Benefits.  (a)  During the Term, and as otherwise provided within the provisions of each of the respective plans, the Company shall provide to the Executive all benefits to which other executives and employees of the Company are entitled to receive, as commensurate with the position of President and Chief Executive Officer, subject to the eligibility requirements and other provisions of such arrangements as applicable to executives of the Company generally. Such benefits shall include, but shall not be limited to, group term life insurance, comprehensive health and major medical insurance, dental and life insurance, and short-term and long-term disability.

	(b) Company shall maintain for the Term the four million ($4,000,000) dollar split dollar life insurance policy currently in place for the Executive (the "Policy"). The Company shall pay the premium on the Policy. The Executive's rights and obligations in respect of such Policy shall be governed by the terms thereof, provided, however, that Executive shall be entitled to convert the Policy to a "last to die" policy provided, further, that such conversion does not increase the Company's costs, or diminish its rights, under the Policy.

	(c) The Executive shall be entitled to paid vacation in accordance with the standard written policy of the Company with regard to vacations of employees.

	(d) The Executive shall likewise participate in any additional benefit as may be established during the term of this Agreement, by standard written policy of the Company.

	5.7 Perquisites. The Company shall provide to the Executive, at the Company's cost, all perquisites which are suitable to the position of President and Chief Executive Officer and at least those which are made available to Executive immediately prior to the date hereof.

	5.8 Relocation. The Company will pay all expenses if relocation occurs; prior to relocation, the Company will provide Executive an apartment and a weekly round-trip airplane ticket between Chicago and Philadelphia.

	5.9 Right to Change Plans. Section 5.6 herein shall not obligate the Company to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to executive employees generally.

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Section 6. Expenses

	Upon presentation of appropriate documentation, the Company shall pay, or reimburse the Executive for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing her duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive's participation is in the best interest of the Company.

Section 7. Employment Terminations

	7.1 Termination Due to Retirement or Death. (a) In the event the Executive's employment is terminated while this Agreement is in force by reason of Retirement, or death, the Executive's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

	(b) Upon the effective date of such termination, the Company's obligation under this Agreement to pay and provide to the Executive the elements of pay described in Sections 5.1, 5.2, and 5.3 herein, shall immediately expire. However, the Executive shall receive all other rights and benefits that she is vested in, pursuant to other plans and programs of the Company.

	7.2 Termination Due to Disability. (a) In the event that the Executive becomes Disabled during the term of this Agreement and is, therefore, unable to perform her duties herein for more than one hundred eighty (180) total calendar days during any period of twelve (12) consecutive months, or in the event of the Board's reasonable expectation that the Executive's Disability will exist for more than a period of one hundred eighty (180) calendar days, the Company shall have the right to terminate the Executive's active employment as provided in this Agreement. However, the Board shall deliver written notice to the Executive of the Company's intent to terminate for Disability at least thirty (30) calendar days prior to the effective date of such termination.

	(b) A termination for Disability shall become effective upon the end of the thirty (30) day notice period. Upon such effective date, the Company's obligation to pay and provide to the Executive the elements of pay described in the Sections 5.1, 5.2, and 5.3 herein, shall immediately expire. However, the Executive shall receive all rights and benefits that she is vested in, pursuant to other plans and programs of the Company.

	(c) Such Disability to be determined by the Board of Directors of the Company upon receipt of and in reliance on competent medical advice from one (1) or more individuals, selected by the Board, who are qualified to give such professional medical advice.

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	(d)  If the Executive and the Company shall not be in agreement as to whether the Executive has suffered a Disability for the purpose of this Agreement, the matter shall be referred to a panel of three (3) medical doctors, one of which shall be selected by the Executive, one of which shall be selected by the Company, and one of which shall be selected by the two (2) doctors as so selected, and the decision of a majority of the panel with respect to the question of whether the Executive has suffered a Disability shall be binding upon the Executive and the Company. The expenses of any such referral shall be borne by the Company. The Executive may be required by the Company to submit to medical examination at any time during the period of her employment hereunder, but not more often than quarterly, to determine whether a Disability exists for the purpose of this Agreement.

	(e) It is expressly understood that the Disability of the Executive for a period of one hundred eighty (180) calendar days or less in the aggregate during any period of twelve (12) consecutive months, in the absence of any reasonable expectation that her Disability will exist for more than such a period of time, shall not constitute a failure by her to perform her duties hereunder and shall not be deemed a breach or default and the Executive shall receive full compensation for any such period of Disability or for any other temporary illness or incapacity during the Term of this Agreement.

	7.3 Voluntary Termination by the Executive. (a) The Executive may terminate this Agreement at any time by giving the Board of Directors of the Company written notice of her intent to terminate, delivered at least ninety (90) calendar days prior to the effective date of such termination. The termination automatically shall become effective upon the expiration of the ninety (90) day notice period.

	(b) Upon the effective date of such termination, following the expiration of the ninety (90) day notice period, the Company shall pay the Executive her full Base Salary, at the rate then in effect, through the effective date of termination, plus all other benefits to which the Executive has a vested right to at that time (for this purpose, the Executive shall not be paid any Annual Bonus with respect to the fiscal year in which voluntary termination under this section occurs). With the exception of the covenants contained in Section 12 herein (which shall survive such termination), the Company and the Executive thereafter shall have no further obligations under this Agreement.

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	7.4  Involuntary Termination by the Company without Cause.  (a)(i)
At all times during the Term, the Board may terminate the Executive's employment for reasons other than death, Disability, Retirement, or for Cause, or the Company may elect not to renew this Agreement upon the expiration of the initial term or the Term, by providing to the Executive a Notice of Termination or a notice of non-renewal, as the case may be, at least ninety (90) calendar days prior to the Effective Date of Termination. (ii) In the event that a Change in Control occurs or, in the case of a transaction described in Sections 2.9(c) or 2.9(d) a binding agreement is entered into that results in such a transaction, in either case within three (3) months after the Board terminates the Executive's employment without Cause, the Executive shall be entitled to the CIC-Severance Benefits in lieu of the Severance Benefits.

	(b) Upon the Effective Date of Termination other than a Qualifying Termination, following the expiration of the ninety (90) day notice period, the Company shall pay to the Executive in twenty-four (24) equal monthly installments an amount equal to two times (2') the sum of (i) Executive's annual Base Salary plus (ii) the Executive's targeted Annual Bonus established for the fiscal year in which the Executive's Effective Date of Termination occurs.

	(c) In addition, the Company shall continue, at the same cost to the Executive as existed as of the Effective Date of this Agreement, all health, welfare, and benefit plan participation for two (2) full years following the Effective Date of Termination; provided, however, that in the event the Executive obtains employment from a successor employer that offers substantially similar benefits, such continuation of coverage by the Company shall immediately cease.

	(d) Further, the Company shall pay the Executive all other benefits to which the Executive has a vested right at the time, according to the provisions of the governing plan or program. With the exception of the covenants contained in Section 12 herein, the Company and the Executive thereafter shall have no further obligations under this Agreement.

	7.5 Termination for Cause. (a) Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive's employment under this Agreement for "Cause."

	(b) Executive shall not be deemed to be terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board) finding that in the good faith opinion of the Board, Executive is guilty of the conduct described in subsection (a) or
(c) of the definition set forth in Section 2.8 above and specifying the particulars thereof in detail.

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	(c)  In the event this Agreement is terminated by the Board for
Cause, the Company shall pay the Executive her Base Salary through the effective date of the employment termination and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) she would otherwise have been entitled to receive under this Agreement. The Company and the Executive thereafter shall have no further obligations under this Agreement, except for the provisions set forth in
Section 12, which shall survive such termination.

	7.6 Termination for Good Reason. (a) At any time during the Term, the Executive may terminate this Agreement for Good Reason by providing to the Board of Directors of the Company a Notice of Termination at least ninety (90) calendar days prior to the Effective Date of Termination, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

	(b) Upon the Effective Date of Termination, following the expiration of the ninety (90) day notice period, the Good Reason termination shall become effective, and the Company shall pay and provide to the Executive the benefits set forth in this Section 7.6 or, in the event of termination for Good Reason within twenty-four (24) calendar months following the effective date of a Change in Control, the benefits set forth in Section
8.3 herein.

	(c) Upon a termination of the Executive's employment for Good Reason at any time during the Term, other than during the twenty-four (24) month period following the effective date of a Change in Control, following the expiration of the ninety (90) day notice period the Company shall pay to the Executive in twenty-four (24) equal monthly installments an amount equal to two times (2x) the sum of (i) the Executive's annual Base Salary plus (ii) the Executive's targeted Annual Bonus established for the fiscal year in which the Executive's Effective Date of Termination occurs.

	(d) In addition, the Company shall continue, at the same cost to the Executive as existed as of the Effective Date of this Agreement, all health, welfare, and benefit plan participation for two (2) full years following the Effective Date of Termination; provided, however, that in the event the Executive obtains employment from a successor employer that offers substantially similar benefits, such continuation of coverage by the Company shall immediately cease.

	(e) Further, the Company shall pay the Executive all other benefits to which the Executive has a vested right at the time, according to the provisions of the governing plan or program. With the exception of the covenants contained in Section 12 herein, the Company and the Executive thereafter shall have no further obligations under this Agreement.

	(f) Upon a termination for Good Reason within the twenty-four (24) months following the effective date of a Change in Control, the Executive shall be entitled to receive the payments and benefits set forth in
Section 8.3 herein in lieu of those set forth in this Section 7.6.

	(g) The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness unless such incapacity is determined to constitute a Disability as provided herein. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

Section 8. Change in Control

	8.1 Employment Termination within twenty-four (24) calendar months following a Change in Control. The Executive shall be entitled to receive from the Company CIC-Severance Benefits if there has been a Change in Control of the Company and if, within twenty-four (24) calendar months following the Change in Control, a Notice of Termination for a Qualifying Termination of the Executive has been delivered. The Executive shall not be entitled to receive CIC-Severance Benefits if she is terminated for Cause (as provided in Section 7.5 herein), or if her employment with the Company ends due to death, Disability, or Retirement or due to voluntary termination of employment by the Executive without Good Reason. CIC-Severance Benefits shall be paid in lieu of all other benefits provided to the Executive under the terms of this Agreement.

	8.2 Qualifying Termination. "Qualifying Termination" means the occurrence of any one or more of the following events:

	(a) An involuntary termination of the Executive's employment by the Company for reasons other than Cause, death, Disability or Retirement (i) within twenty-four (24) calendar months following, the end of the month in which a Change in Control of the Company occurred as evidenced by a Notice of Termination delivered by the Company to the Executive, or (ii) as described in Section 7.4(a)(ii) herein;

	(b) A voluntary termination by the Executive for Good Reason within twenty-four (24) calendar months following the end of the month in which a Change in Control of the Company occurred as evidenced by a Notice of Termination delivered to the Company by the Executive; or

	(c) The Company or any successor company materially breaches any of the provisions of Sections 5 or 6 herein or fails to comply with the provisions of the second paragraph of Section 9.1 herein.

	8.3 Severance Benefits Paid upon a Qualifying Termination. In the event the Executive becomes entitled to receive CIC-Severance Benefits, the Company shall pay to the Executive and provide her with the following, subject to Section 8.4 herein:

	(a) A lump sum amount equal to three (3x) times the highest rate of the Executive's annualized Base Salary in effect at any time from her initial date of employment with the Company up to and including the Effective Date of Termination.

	(b) A lump sum amount equal to three (3x) times the greater of the Executive's targeted Annual Bonus award established for the (i) plan year in which the Executive's Effective Date of Termination occurs or (ii) the plan year ending immediately prior to such Effective Date of Termination.

	(c) A lump sum amount equal to the Executive's unpaid targeted Annual Bonus award, established for the year in which the Executive's Effective Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing fiscal year through the Effective Date of Termination, and the denominator of which is three hundred sixtyfive (365).

	(d) A lump sum amount equal to the Executive's unpaid Base Salary, accrued vacation pay, and earned but not taken vacation pay through the Effective Date of Termination.

	(e) A continuation of the welfare benefits of health care, life and accidental death and dismemberment, and disability insurance coverage for three (3) full years after the Effective Date of Termination. These benefits shall be provided to the Executive at the same coverage level, as in effect as of the Executive's Effective Date of Termination or, if greater, as in effect 90 days prior to the date of the Change in Control, and at the same premium cost to the Executive which was paid by the Executive at the time such benefits were provided. However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, or for management employees with respect to supplemental benefits, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner.

	The continuation of these welfare benefits shall be discontinued prior to the end of the three (3) year period in the event the Executive has available substantially similar benefits at a comparable cost to the Executive from a subsequent employer, as determined by the Compensation Committee.

	(f) With regard to the Company's split-dollar life insurance arrangement with the Executive, the following provisions shall apply:

		(i) The Company shall continue to pay the annual premiums on the policy that is subject to the split-dollar life insurance agreement, in accordance with the most recent schedule provided prior to the Change in Control by the insurance broker who administers the split-dollar life insurance arrangement.

		(ii) For purposes of making any determination under the split-dollar life insurance agreement, the Executive's number of years of employment with the Company, as of the Effective
		Date of Termination, shall be deemed to be five (5).

	(g) Incentive awards granted under the incentive arrangements adopted by the Company shall be treated pursuant to the terms of the applicable plan or agreement thereunder.

	(h) The aggregate benefits accrued by the Executive as of the Effective Date of Termination under any savings and retirement plan sponsored by the Company, shall be distributed pursuant to the terms of the applicable plan. Compensation which has been deferred under the Charming Shoppes Variable Deferred Compensation Plan or other plans sponsored by the Company, as applicable, together with all interest that has been credited with respect to any such deferred compensation balances, shall be distributed pursuant to the terms of the applicable plan.

	8.4 Excise Tax. In the event that a Change in Control of the Company occurs and a determination is made by the Company, pursuant to
Section 280G and 4999 of the Code, that a golden parachute excise tax is due, the benefits provided to the Executive under this Agreement that are classified as "parachute payments" (as such term is defined in Section 280G of the Code), shall be limited to the amount just necessary to avoid the excise tax. However, this limitation shall be applied if, and only if, such a limitation results in a greater net (of excise tax) cash benefit to the Executive than she would receive had the benefits not been capped and an excise tax been levied.

	In the event the Internal Revenue Service subsequently adjusts the excise tax computation herein described, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole (less any amounts received by the Executive that she would not have received had the computation initially been computed as subsequently adjusted), including the value of benefits that were erroneously limited, and any related interest and/or penalties due to the Internal Revenue Service.

Section 9. Assignment

	9.1 Assignment by Company. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or the business of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

	Failure of the Company to obtain the agreement of any successor to be bound by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and shall immediately entitle the Executive to benefit from the Company in the same amount and on the same terms as the Executive would be entitled to receive in the event of a termination of employment for Good Reason as provided in
Section 7.6 or 8.3, if the failure of assignment follows or is in connection with a Change in Control. Except as herein provided, this Agreement may not otherwise be assigned by the Company.

	9.2 Assignment by Executive. The services to be provided by the Executive to the Company hereunder are personal to the Executive, and the Executive's duties may not be assigned by the Executive; provided, however that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributes, devices, and legatees. If the Executive dies while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

Section 10. Dispute Resolution and Notice

	10.1 Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of her employment with the Company, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect.

	Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. Subject to the limitation set forth in Section
10.2 related to legal fees incurred by the Executive, all expenses of such arbitration shall be borne by the Company.

	10.2 Payment of Legal Fees. To the extent permitted by law, the Company shall pay (or advance, upon the written request of the Executive) legal fees, costs of arbitration, prejudgment interest, and other expenses incurred (or to be incurred) in good faith by the Executive as a result of the Company's refusal to provide the Severance Benefits or CIC-Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict (including conflicts related to the calculation of parachute payments) between the parties pertaining to this Agreement, subject to an overall limit on the payment of legal fees incurred by the Executive of fifty thousand dollars ($50,000).

	10.3 Notice. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address she has filed in writing with the Company or, in the case of the Company, at its principal offices.

Section 11. Outplacement Assistance

	The Executive shall be reimbursed by the Company for the costs of all outplacement services obtained by the Executive within the two (2) year period after the Executive's Qualifying Termination subsequent to a Change in Control or within the two (2) year period following a termination for Good Reason or a termination without Cause unrelated to a Change in Control; provided, however, that the total reimbursement shall be limited to an amount equal to fifty thousand ($50,000) dollars.

Section 12. Confidentiality and Noncompetition

	12.1 Disclosure of Information. The Executive recognizes that she has access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of her duties under this Agreement. The Executive will not, during or after the Term hereof, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall she make use of any such information for her own purposes, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain except as required by law or pursuant to administrative or legal process.

	12.2 Covenants Regarding Other Employees. During the term of this Agreement, and for a period of twenty-four (24) months following the Executive's termination of employment for any reason, the Executive agrees not to attempt to induce any merchant, buyer, or manager or higher level employee of the Company to terminate his or her employment with the Company.

	12.3 Noncompete Following a Termination of Employment. From the Effective Date of this Agreement until twenty-four (24) months following the Executive's termination of employment for any reason, the Executive will not: (a) directly or indirectly own any equity or proprietary interest in (except for ownership of shares in a publicly traded company not exceeding five (5%) percent of any class of outstanding securities), or be an employee, agent, director, advisor, or consultant to or for any Competitor (as defined below) of the Company in the United States, whether on her own behalf or on behalf of any person, in the procuring, sale, marketing, promotion, or distribution of any product or product lines competitive with any product or product lines of the Company at the end of the Term or on the Effective Date of Termination, if earlier, and the Executive will not assist in, manage, or supervise any of the foregone activities, or (b) undertake any action to induce or cause any supplier to discontinue any part of its business with the Company. For purposes of this section of this Agreement, Competitor shall mean at any time only a chain of retail stores with 50 or more store locations; provided, however, that the average square footage of the chain's stores is less than 15,000 square feet.

Section 13. Miscellaneous

	13.1 Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto or between the Executive and the Company, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto.

	13.2 Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

	13.3 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

	13.4 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

	13.5 Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

	13.6 Beneficiaries. Any payment or benefits hereunder due the Executive at the time of her death shall nonetheless be paid or provided and the Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board or the Board's designee. The Executive may make or change such designation at any time.

	13.7 Payment Obligation Absolute. The Company's obligation to make the payments and the arrangement provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Subject to the provisions set forth in Section 8.4, each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever other than Executive's breach of Section 12 herein.

	The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement; provided, however, that continued health, welfare, and benefit plan participation pursuant to Sections 7.4(b) or 8.3(e) shall be discontinued in the event the Executive becomes eligible to receive substantially similar benefits from a successor employer.

	13.8 Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which she is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

	13.9 Specific Performance. The Executive acknowledges that the obligations undertaken by her pursuant to Section 12 of this Agreement are unique and that the Company will likely have no adequate remedy at law if the Executive shall fail to perform any of her obligations hereunder. The Executive therefore confirms that the Company's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements, and other provisions of this Agreement specifically performed by the Executive and the Company shall have the right to obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Executive.

Section 14. Governing Law

	To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the substantive laws (and not the choice of law rules) of the Commonwealth of Pennsylvania.

Section 15. Indemnification

	The Company hereby covenants and agrees to indemnify and hold harmless the Executive fully, completely, and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgements, costs, expenses (including attorney's fees), losses, and damages resulting from the Executive's good faith performance of her duties and obligations under the terms of this Agreement and her service as a member of the Board of Directors.

				Executive:


				_______________________

ATTEST                          Charming Shoppes, Inc.


By: ___________________         By: _______________________
    Corporate Secretary             Name:
				    Title: